EXHIBIT 4.1


                         COMMON STOCK PURCHASE AGREEMENT

  THIS COMMON STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of August 17, 2005 (the "Effective Date"), by and between GERON CORPORATION, a Delaware corporation having its principal place of business at 230 Constitution Drive, Menlo Park, California 94025 ("Geron"), and TRANSGENOMIC, INC., a Delaware corporation having its principal place of business at 12325 Emmet Street, Omaha, Nebraska 68164 ("Transgenomic").

        A. Geron and Transgenomic are the parties to that certain Supply Agreement dated as of June 15, 2002 (the "Supply Agreement"), and related Addendum Agreements ("Addendum Agreement") under which Geron has agreed to purchase certain products from Transgenomic and Transgenomic has agreed to supply such products to Geron on the terms set forth therein.

        B. Pursuant to Addendum Agreement No. 9 dated as of April 6, 2005, Addendum Agreement No. 10 dated as of April 6, 2005, and the Second Amendment to Addendum Agreement No. 10 dated as of August 17, 2005 (collectively, the foregoing are referred to herein as the "Addenda"), Geron may pay the purchase price of products by delivery of shares of Geron's Common Stock (the "Shares").

THE PARTIES AGREE AS FOLLOWS:

1.    ISSUANCE OF SHARES; ADJUSTMENTS.
      1.1 As payment of (a) the Second Installment specified in Addendum Agreement No. 9 and Addendum Agreement No. 10 and (b) the Installment specified in the Second Amendment to Addendum Agreement No. 10, Geron will issue and deliver certificates for 151,550 shares. Upon issuance and delivery of the certificate(s) for the Shares, all Shares shall be duly authorized and validly issued and represent fully paid shares of Geron's Common Stock.

2.    CLOSING; DELIVERY.

      2.1 The consummation of the transaction contemplated by this Agreement (a "Closing") shall be held at such time and place as is mutually agreed upon between the parties, but in any event no later than three (3) business days after the Effective Date of this Agreement (the "Closing Date"). At the Closing, Geron shall deliver to Transgenomic one or more certificates representing all of the Shares, which Shares shall be issued in the name of Transgenomic or its designee and in such denominations as Transgenomic shall specify.

      2.2 Geron's obligations to issue and deliver the stock certificate(s) representing the Shares to Transgenomic at the Closing shall be subject to the following conditions, which may be waived by Geron:

              2.2.1 the covenants and obligations that Transgenomic is required to perform or to comply with pursuant to this Agreement, at or prior to the Closing, must have been duly performed and complied with in all material respects; and

              2.2.2 the representations and warranties made by Transgenomic herein shall be true and correct in all material respects as of the Closing Date.

      2.3 Transgenomic's obligation to accept delivery of the stock certificate(s) representing the Shares at the Closing shall be subject to the following conditions, any one or more of which may be waived by Transgenomic:

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              2.3.1   the covenants and obligations that Geron is required to
                      perform or to comply with pursuant to this Agreement and under the Common Stock Purchase Agreements specified in Addendum Agreement Nos. 9 and 10 between the parties hereto dated April 6, 2005, at or prior to the Closing, must have been duly performed and complied with in all material respects;

              2.3.2 Geron shall have available under its Certificate of Incorporation sufficient authorized shares of Common Stock to issue the Shares to Transgenomic; and

              2.3.3 the representation and warranties made by the Geron herein shall be true and correct in all material respects as of any Closing Date.

3.    RESTRICTIONS ON RESALE OF SHARES.

      3.1 Legends. Transgenomic understands and acknowledges that the Shares are not registered under the Securities Act of 1933 (the "Act"), and that under the Act and other applicable laws Transgenomic may be required to hold such Shares for an indefinite period of time. Each stock certificate representing Shares shall bear the following legends:

              "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY TRANSFER OF SUCH SECURITIES SHALL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO GERON, SUCH REGISTRATION IS UNNECESSARY FOR SUCH TRANSFER TO COMPLY WITH THE ACT. THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS OF THE COMMON STOCK PURCHASE AGREEMENT, DATED AUGUST 17, 2005. A COPY OF THE AGREEMENT CAN BE OBTAINED FROM THE SECRETARY OF GERON."

      3.2 Limits on Sales. Transgenomic agrees that if it decides to resell some or all of the Shares, it will do so only in an appropriate manner based upon whether the shares are registered or unregistered, i.e., on the Nasdaq National Market or in a Rule 144A compliant transaction. Subject to the foregoing restrictions, Transgenomic may sell or resell the Shares in any lot size, or at any volume, desired by Transgenomic.

4.    REGISTRATION RIGHTS

      4.1 Geron agrees to make commercially reasonable best efforts to file with the Securities and Exchange Commission (the "Commission") within five (5) business days after the Closing Date, a registration statement under the Act (the "Registration Statement"), on Form S-3 or other appropriate form, so as to permit a non-underwritten public offering and resale of the Shares under the Act by Transgenomic. Geron agrees to diligently pursue making the Registration Statement effective. Geron will notify Transgenomic of the effectiveness of the Registration Statement within one (1) business day of receiving notice from the Commission.

      4.2 Geron will maintain the Registration Statement and any post-effective amendment thereto filed under this Section 4 effective under the Act until the earliest of (i) the date that none of the Shares covered by such Registration Statement are issued and outstanding, (ii) the date that all of the Shares have been sold pursuant to such Registration Statement, (iii) the date Transgenomic receives an opinion of counsel to Geron, which counsel shall be reasonably acceptable to Transgenomic, that the Shares may be sold under the provisions of Rule 144 without limitation as to volume, (iv) the date that all Shares have been otherwise transferred to persons who may trade such shares without restriction under the Act, and Geron has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (v) the date all Shares may be sold at any time, without volume or manner of sale limitations pursuant to Rule 144(k) or any similar provision then in effect under the Act in the opinion of counsel to Geron, which counsel shall be reasonably acceptable to Transgenomic.

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      4.3     Geron, at its expense, shall furnish to Transgenomic with respect to the Shares registered under the Registration Statement such reasonable number of copies of the Registration Statement, prospectuses and preliminary prospectuses in conformity with the requirements of the Act and such other documents as Transgenomic may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by Transgenomic, provided, however, that the obligation of Geron to deliver copies of prospectuses or preliminary prospectuses to Transgenomic shall be subject to the receipt by Geron of reasonable assurances from Transgenomic that Transgenomic will comply with the applicable provisions of the Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses.

      4.4 All fees, disbursements and out-of-pocket expenses and costs incurred by Geron in connection with the preparation and filing of the Registration Statement under Section 4.1 and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees of Geron) shall be borne by Geron. Transgenomic shall bear the cost of fees and expenses of Transgenomic's counsel.

      4.5 Geron will advise Transgenomic promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose, and Geron will use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

      4.6 With a view to making available to Transgenomic the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at the time permit Transgenomic to sell the Shares to the public without registration, Geron covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earliest of (A) such date as all of the Shares may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Shares shall have been resold; and (ii) file with the Commission in a timely manner all reports and other documents required of Geron under the Act and under the Exchange Act of 1934, as amended.

      4.7 Transgenomic will cooperate with Geron in all respects in connection with this Agreement, including timely supplying all information reasonably requested by Geron (which shall include all information regarding Transgenomic and proposed manner of sale of the Shares required to be disclosed in any Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Shares and entering into and performing their obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering. Nothing in this Agreement shall obligate Transgenomic to consent to be named as an underwriter in any Registration Statement.

5.    INDEMNIFICATION.

      5.1 Geron agrees to indemnify and hold harmless Transgenomic (and each person, if any, who controls Transgenomic within the meaning of
              Section 15 of the Act, and each officer and director of Transgenomic) against any and all losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, directly or indirectly based upon or arising out of
              (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein or used in connection with the offering of the Shares, or any amendment or supplement thereto, or

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              (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and Geron will reimburse each such indemnified party for any legal or any other expenses reasonably incurred by them in connection with investigating, preparing, pursuing or defending any such loss, claim, damage, liability, action or proceeding, except insofar as any such loss, claim, damage, liability, action, proceeding or expense (A) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Geron by Transgenomic or such other person expressly for use in the preparation thereof, (B) the failure of Transgenomic to comply with its covenants and agreements contained in Sections 7.1 or
              7.5.2 hereof or (C) any misstatement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to Transgenomic prior to the pertinent sale or sales by Transgenomic. Such indemnity shall remain in full force and effect, regardless of any investigation made by such indemnified party and shall survive the transfer of the Shares by Transgenomic.

      5.2 Transgenomic agrees to indemnify and hold harmless Geron (and each person, if any, who controls Geron within the meaning of Section 15 of the Act, each officer of Geron who signs the Registration Statement and each director of Geron) from and against losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, directly or indirectly based upon or arising out of, (i) any failure of Transgenomic to comply with the covenants and agreements contained in Sections 7.1 and
              7.5.2 hereof or (ii) any untrue statement of a material fact contained in the Registration Statement or any omission of a material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to Geron by on behalf of Transgenomic specifically for use in preparation of the Registration Statement; provided, however, that Transgenomic shall not be liable in any such case for (A) any untrue statement or omission in the Registration Statement, prospectus, or other such document which statement is corrected by Transgenomic and delivered to Geron prior to the sale from which such loss occurred, (B) any untrue statement or omission in any prospectus which is corrected by Transgenomic in any subsequent prospectus, or supplement or amendment thereto, and delivered to Geron prior to the sale or sales from which a loss or liability arose, or (C) any failure by Geron to fulfill any of its obligations under Section 5.1 hereof.

      5.3 Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this
              Section 5, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 5 (except to the extent that such omission materially and adversely affects the indemnifying party's ability to define such action) or from any liability otherwise than under this Section 5. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person.


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              After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expense subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than on separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect to any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

      5.4 The provisions of this Section 5 shall survive the termination of this Agreement.

6.    REPRESENTATIONS AND ACKNOWLEDGEMENT OF GERON.

       Geron hereby represents, warrants and covenants to Transgenomic as follow:

      6.1 Organization, Good Standing and Qualification. Geron is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. Geron is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

      6.2 Authorization. All corporate action on the party of Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of Company hereunder and the authorization, issuance and delivery of the Shares has been taken or will be taken prior to the Closing, and this Agreement, when executed and delivered will constitute valid and legally binding obligations of Geron, enforceable against Geron in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

      6.3 Valid Issuance of Common Stock. The Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws.

      6.4 Legal Proceedings and Orders. There is no action, suit, proceeding or investigation pending or threatened against Geron that questions the validity of this Agreement or the right of Geron to enter into this Agreement or to consummate this transactions contemplated hereby, nor is Geron aware of any basis for any of the forgoing. Geron is neither a party nor subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would affect the ability of Geron to enter into this Agreement or to consummate the transactions contemplated hereby.

7.    REPRESENTATIONS AND ACKNOWLEDGMENTS OF TRANSGENOMIC.

      Transgenomic hereby represents, warrants, acknowledges and agrees that:

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      7.1     Investment. Transgenomic is acquiring the Shares for
              Transgenomic's own account, and not directly or indirectly for the account of any other person. Transgenomic is acquiring the Shares for investment and not with a view to distribution or resale thereof, except in compliance with the Act and any applicable state law regulating securities.

      7.2 Access to Information. Transgenomic has consulted with its own attorney, accountant, or investment advisor as Transgenomic has deemed advisable with respect to the investment and has determined its suitability for Transgenomic. Transgenomic has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of Geron with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of Geron. Transgenomic has had access to such financial and other information as is necessary in order for Transgenomic to make a fully informed decision as to investment in Geron, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Transgenomic has had access. Transgenomic acknowledges that neither Geron nor any of its officers, directors, employees, agents, representatives, or advisors have made any representation or warranty other than those specifically expressed herein.

      7.3 Business and Financial Expertise. Transgenomic further represents and warrants that it has such business or financial expertise as to be able to evaluate its investment in Geron and purchase of the Shares.

      7.4 Speculative Investment. Transgenomic acknowledges that the investment in Geron represented by the Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part; the amount of such investment is within Transgenomic's risk capital means and is not so great in relation to Transgenomic's total financial resources as would jeopardize the personal financial needs of Transgenomic in the event such investment were lost in whole or in part.

      7.5     Unregistered Securities.  Transgenomic acknowledges that:

              7.5.1 Transgenomic must bear the economic risk of investment for an indefinite period of time because the Shares have not been registered under the Act and therefore cannot and will not be sold unless they are subsequently registered under the Act or an exemption from such registration is available. Geron has made no agreements, covenants or undertakings whatsoever to register any of the Shares under the Act, except as provided in Section 4 above. Geron has made no representations, warranties or covenants whatsoever as to whether any exemption from the Act, including, without limitation, any exemption for limited sales in routine brokers' transactions pursuant to Rule 144 under the Act, will become available and any such exemption pursuant to Rule 144, if available at all, will not be available unless: (i) a public trading market then exists in Geron's common stock, (ii) Geron has complied with the information requirements of Rule 144, and (iii) all other terms and conditions of Rule 144 have been satisfied.

              7.5.2 Transfer of the Shares has not been registered or qualified under any applicable state law regulating securities and, therefore, the Shares cannot and will not be sold unless they are subsequently registered or qualified under any such act or an exemption therefrom is available. Geron has made no agreements, covenants or undertakings whatsoever to register or qualify any of the Shares under any such act. Geron has made no representations, warranties or covenants whatsoever as to whether any exemption from any such act will become available.

              7.5.3 Transgenomic hereby certifies that it is an "Accredited Investor" as that term is defined in Rule 501 under the Act.

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8.     TAX ADVICE. Transgenomic acknowledges that Transgenomic has not relied and will not rely upon Geron or Geron's counsel with respect to any tax consequences related to the ownership, purchase, or disposition of the Shares. Transgenomic assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with the Shares.

9. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered personally or by facsimile, or one day, not including Saturdays, Sundays, or national holidays, after sending if sent by national overnight delivery service, or five days, not including Saturdays, Sundays, or national holidays, after mailing if mailed by first class United States mail, certified or registered with return receipt requested, postage prepaid, and addressed as follows:

             To Geron at:                   Geron Corporation
                                            230 Constitution Drive
                                            Menlo Park, California  94025
                                            Attention: General Counsel
                                            Telephone:        (650) 473-7700
                                            Facsimile:        (650) 473-7750


             To Transgenomic at:            Transgenomic, Inc.
                                            12325 Emmet Street
                                            Omaha, Nebraska 68164
                                            Attention:  Law Department
                                            Telephone:        (402) 452-5400
                                            Facsimile:        (402) 452-5447

10. BINDING EFFECT. This Agreement shall be binding upon the heirs, legal representatives and successors of Geron and of Transgenomic; provided, however, that Transgenomic may not assign any rights or obligations under this Agreement.

11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

12. INVALID PROVISIONS. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable by a court or other tribunal of competent jurisdiction, such invalidity or unenforceability shall not be construed as rendering any other provision contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

13. COUNTERPARTS. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. AMENDMENTS. This Agreement or any provision hereof may be changed, waived, or terminated only by a statement in writing signed by the party against whom such change, waiver or termination is sought to be enforced.

15. FUTURE COOPERATION. Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions, amendments of the Agreement, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Agreement.

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16.    ENTIRE AGREEMENT. This Agreement, the Common Stock Purchase Agreements
       specified in Addendum Agreement Nos. 9 and 10 dated as of April 6, 2005, and the Supply Agreement, including Addendum Agreement No. 10 thereto, constitute the entire agreement of the parties pertaining to the Shares and supersede all prior and contemporaneous agreements, representations, and understandings of the parties with respect thereto.

       IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the date first above written.
                                     Geron Corporation

                                      /s/ David L. Greenwood
                                     -------------------------------------------
                                     By:      David L. Greenwood
                                     Title:   Executive Vice President and Chief
                                              Financial Officer

                                     Transgenomic, Inc.

                                      /s/ Michael Summers
                                     -------------------------------------------
                                     By:      Michael Summers
                                     Title:   Chief Executive Officer


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